2020 Annual Meeting February 3, 2020

Forward-Looking Statements The statements in this presentation by RGC Resources, Inc. (the "company") that are not historical facts constitute “forward- looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide an additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity and, potential new customers and rate growth in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward- looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA, technical, political or regulatory issues with natural gas exploration, production or transportation, impact of increased natural gas demand on natural gas price, relative cost of alternative fuel sources, lower demand for natural gas, regulatory, legal, technical, political or economic issues frustrating system or area expansion, regulatory, legal, technical, political or economic issues that may affect MVP, delay in completion of MVP, increase in cost to complete MVP, including by an increase in cost of raw materials or labor to due economic factors or regulatory issues such as tariffs, economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the company’s website at www.rgcresources.com. The statements made in this presentation are based on information available to the company as of the first day of the month set forth on the cover of this presentation and the company undertakes no obligation to update any of the forward-looking statements after the date of this presentation. Non-GAAP Measures: This presentation includes certain metrics that are based on TTM or estimated EBITDA, which are non-GAAP financial measures. 1

Agenda  Key Financial Highlights  Key Operational Highlights  Growth Strategy & Outlook 2

Key Financial Highlights 76 years dividend payments 16 years dividend increases 5 years record earnings 6.1% dividend increase annual dividend $0.70 (per share) Updated through market close, January 24, 2020. 2012 special dividend of $0.67 excluded from graph, but included in total returns when presented. 3 .

Earnings Per Share $1.15 $1.05 $1.08 Fiscal Year ended $0.95 September 30: $0.95 $0.85 $0.86 $0.81 2019 2018 $0.75 Basic: $1.08 $0.95 Diluted: $1.08 $0.95 $0.65 $0.66 $0.62 $0.55 $0.58 $0.54 $0.45 2016 2017 2018 2019 Dividends/Share 4

Roanoke Gas CapEx Fiscal Year ended September 30: ($000’s) $24,000 $23,300 $22,000 $21,900 $20,800 $20,000 $18,000 $17,900 $16,000 $14,000 $12,000 $10,000 2016 2017 2018 2019 5

Renewed 8.5 miles pre-1973, first- generation plastic in Fiscal 2019 6

SAVE Plan 2020 • Pre-1973 plastic main • Services • Gate Stations 7

Tank-painting Project 8

New Boilers Project 9

Natural Gas Powered Back-up Generator 10

Pipeline work in-route to Elliston MVP Interconnect 11

Elliston, VA Site for future Gate Station 12

Regulated Utility Growth: Customers 2% growth since 2016 Average Customers (Fiscal year ended September 30) 61,500 61,000 60,500 60,000 59,500 59,000 2016 2017 2018 2019 New customer additions: Fiscal 2019 668 Fiscal 2018 597 Fiscal 2017 631 Fiscal 2016 495 13

Rate Case  Filed October 2018  Tax reform and SAVE CapEx  Non-SAVE CapEx  Final Order January 24, 2020  $7.25 million annual increase  9.44% ROE  SCC validates MVP investments 14

Growth Strategy & Outlook  Regulated Utility Investment  CapEx  Ongoing Regulated Utility Growth  Customer Growth  Volumes Delivered  Non-Utility Investments  MVP  MVP Southgate  Strategic Opportunities 15

Outlook: Roanoke Gas Capital Budget $25 $21.9 $21.5 $21.0 $20.0 $20.0 $20 $18.0 $15 Millions $10 $5 $0 2019A 2020E 2021E 2022E 2023E 2024E Forecast totals through 2023: SAVE Infrastructure Replacement $42.4 Customer Growth & System Expansion $33.9 Utility Maintenance $24.2 Total $100.5 16

Economic Development



Carilion Clinic announced $300 million expansion to Roanoke Memorial Hospital that includes a new tower to care for emergency and heart patients, a new behavioral health hospital and a parking garage with connected pedestrian skyway.
The Roanoke Times – 5.15.2019

Merger of Radford University and Carilion Clinic's Jefferson College of Health Sciences is complete (Fall 2019). Expect number of nursing students to double within five years.
The Roanoke Times – 4.22.2019
WDBJ7.com – 8.23.2019

Pratt Industries will invest $20+ million to finish and expand a shell building in Botetourt Center at Greenfield. Will employ 50 at an average wage of $47,900 plus benefits.
Roanoke Regional Partnership – 2.26.2019

Metalsa Structural Products, Inc., an automotive solutions provider, will invest $6.4 million to expand its Roanoke manufacturing operation in Botetourt County. Virginia successfully competed with Mexico for the project, which will create 25 new jobs.
TheRoanokeStar.com – 6.19.2019

Stik-Pak Solutions broke ground on a $14.3 million project in the new Summit View Business Park that will create 50 to 60 new jobs over six years.
Roanoke Regional Partnership – 10.15.2019

Traditional Medicinals, the leading seller of organic herbal wellness tea in the U.S., will invest $29.7 million to build a 125,000 sq. ft. facility and create 56 new jobs.
Roanoke Regional Partnership – 1.20.2020

Roanoke region's concentration of college students tops national average. With 1.65 college students for every 1 college student per capita nationally, Roanoke's concentration far surpasses that seen in Asheville, Spartanburg, Chattanooga, and other comparable markets.
Roanoke Regional Partnership – 8.23.2019

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Update RGC Midstream CapEx  Project 90% complete $30 $20  $55 million cash investment ($mm) $10 $21 $17 $17  Target COD late 2020 $0 Thru 2018A 2019A 2020E Fiscal Year Workers for the Mountain Valley Pipeline weld together sections of pipe near Lindside, WV. (Jenny Harnish/The Register-Herald) 18

Southgate  70 mile natural gas pipeline system  24 and 16 inch steel underground pipe  Starts at TRANSCO 165 and extends into central NC  Anchored by firm capacity commitment from PSNC Energy Schedule  FERC approval pending  Application filed Nov 2018  Target 2020: Begin Construction  Target 2021: In-service Date 19

EPS Guidance Fiscal Year ended: $1.35 $1.30 $1.32 $1.25 $1.28 $1.20 $1.15 $1.10 $1.05 $1.24 $1.18 $1.00 $1.08 $0.95 $0.90 $0.95 $0.85 2018A 2019A 2020 2021 EPS Range 20